SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 24, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: Pursuant to Item 9.01 of Form 8-K, this Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K, dated February 27, 2006, announcing the acquisition of the Marriott at Research Park in Durham, North Carolina, on February 24, 2006. The acquisition was individually insignificant as of the date the Form 8-K was filed, based on the total assets and total income from continuing operations of the registrant for the fiscal year ended December 31, 2004 (the most recently completed fiscal year for which audited financial statements were available at the time of the Form 8-K filing). However, based on the registrant’s audited financial statements for the fiscal year ended December 31, 2005, the acquisition exceeds the significance threshold for aggregate impact of individually insignificant businesses. Accordingly, this 8-K/A amends the original Form 8-K to include the historical financial statements and pro forma financial information required by Item 9.01 (a) and (b).

FORM 8-K/A

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

MARRIOTT AT RESEARCH TRIANGLE PARK
Combined Financial Statements
Fiscal Year Ended December 30, 2005
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors and Stockholders
Ashford Hospitality Trust, Inc.:
We have audited the accompanying combined balance sheet of Marriott at Research Triangle Park (the Hotel), as of December 30, 2005 and the related combined statements of operations, net assets and cash flows for the fiscal year then ended. These combined financial statements are the responsibility of management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 30, 2005, and the results of its operations and its cash flows for the fiscal year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
May 4, 2006

MARRIOTT AT RESEARCH TRIANGLE PARK
COMBINED BALANCE SHEET
December 30, 2005
(IN THOUSANDS)

ASSETS
Property and equipment, net	$17,053
Accounts receivable	140
Inventory	54
Prepaid expenses and other	45
Cash and cash equivalents	541

Total assets	$17,833

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable	$201
Due to Marriott International, Inc.	5
Deferred management fees	1,426
Property improvement fund — due to Host LP	12
Accrued expenses	227
Other liabilities	39

Total liabilities	1,910
Net assets	15,923

Total liabilities and net assets	$17,833

See Accompanying Notes to Combined Financial Statements

MARRIOTT AT RESEARCH TRIANGLE PARK
COMBINED STATEMENT OF OPERATIONS
Fiscal Year Ended December 30, 2005
(IN THOUSANDS)

Revenues:
Rooms	$7,219
Food and beverage	2,384
Other	225

Total revenues	9,828

Operating costs and expenses:
Rooms	1,752
Food and beverage	1,666
Hotel departmental expenses	234
Other hotel operating costs	2,796
Real estate taxes and other taxes	234
Depreciation and amortization	877
Management fees	734
Other	35

Total operating costs and expenses	8,328

Income before income taxes	1,500
Income tax provision	(331)

Net income	$1,169

See Accompanying Notes to Combined Financial Statements

MARRIOTT AT RESEARCH TRIANGLE PARK
COMBINED STATEMENT OF NET ASSETS
Fiscal Year Ended December 30, 2005
(IN THOUSANDS)

Balance at January 1, 2005	$16,250
Net income	1,169
Distributions	(1,496)

Balance at December 30, 2005	$15,923

See Accompanying Notes to Combined Financial Statements

MARRIOTT AT RESEARCH TRIANGLE PARK
COMBINED STATEMENT OF CASH FLOWS
Fiscal Year Ended December 30, 2005
(IN THOUSANDS)

OPERATING ACTIVITIES:
Net income	$1,169
Depreciation and amortization	877
Changes in operating accounts:
Accounts receivable	21
Due to Marriott International, Inc.	62
Inventory	(32)
Prepaid expenses and other	(11)
Accounts payable	3
Deferred management fees	284
Accrued expenses	(36)
Other liabilities	13

Cash provided by operating activities	2,350

INVESTING ACTIVITIES:
Additions to property and equipment	(858)
Change in property improvement fund — due to Host LP	32

Cash used in investing activities	(826)

FINANCING ACTIVITIES:
Distributions to owners, net	(1,496)

Increase in cash and cash equivalents	28

Cash and cash equivalents at:
Beginning of year	513

End of year	$541

See Accompanying Notes to Combined Financial Statements

MARRIOTT AT RESEARCH TRIANGLE PARK
NOTES TO COMBINED FINANCIAL STATEMENTS
1.	THE BUSINESS AND BASIS OF PRESENTATION

The combined financial statements of Marriott at Research Triangle Park (the Hotel), have been prepared pursuant to the purchase and sale agreement between the owner, Host Marriott, L.P. (Host LP) and Ashford Hospitality Limited Partnership (Ashford). All of the interests in the Hotel as of December 30, 2005 are either directly or indirectly owned by Host LP.

These combined financial statements present the financial position, results of operations, and the cash flows of the Hotel by combining the accounts of Host LP, pertaining to the Hotel, the accounts of Host LP’s taxable Real Estate Investment Trust Subsidiary (TRS) which leases the Hotel and the working capital and operating accounts of the Hotel as of December 30, 2005 and for the fiscal year ended December 30, 2005 and, accordingly, reflect the financial position, results of operations and cash flows for the Hotel. The Hotel’s accounting periods are four weeks in duration, and there are 13 periods in a fiscal year. The rental income received by the owner is eliminated against the lease expense of the TRS. All excess cash generated by the Hotel is distributed to the owner of the Hotel.

The Hotel has 225 rooms and is operated under a long-term management agreement by a subsidiary of Marriott International, Inc., or MII. (Notes 4 and 6)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The assets and liabilities in these financial statements are recorded in accordance with U.S. generally accepted accounting principles.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues

Revenues from operations of the Hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other departmental revenues such as telephone and gift shops.

Property and Equipment

Property and equipment is recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and improvements and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease terms or the estimated useful lives of the assets.

Management assesses impairment of real estate properties based on whether it is probable that estimated undiscounted future cash flows from each individual property are less than its net book value. If a property is impaired, a loss is recorded for the difference between the fair value and net book value of the hotel. No adjustment was necessary for the fiscal year ended December 30, 2005.

MARRIOTT AT RESEARCH TRIANGLE PARK
NOTES TO COMBINED FINANCIAL STATEMENTS
Income Taxes

Provisions for federal and state income taxes in the accompanying financial statements are based on the pre-tax income of the TRS. The effective tax rate applied to the pre-tax income of the TRS was 39.5% for the fiscal year ended December 30, 2005. The liability for income taxes is transferred to Host LP and treated as an adjustment to capital distributions in the accompanying financial statements.

Application of New Accounting Standard

In March 2005, the FASB issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143 (“FIN 47”), which clarified the term “conditional asset retirement obligation” as used in FASB Statement No. 143. Adoption of FIN 47 was required for fiscal years ending after December 15, 2005. A conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. As a result of the issuance of this statement, we will recognize the fair value of the liability for a conditional asset retirement obligation when incurred, which is generally upon acquisition, construction, or development and (or) through the normal operation of the asset, if sufficient information exists to reasonably estimate the fair value of the obligation. The adoption of this interpretation did not have a material impact on our financial position or results of operations.

Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less at date of purchase are considered cash equivalents.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

Land	$2,979
Building and leasehold improvements	15,754
Furniture and equipment	2,939
Construction in progress	376

22,048
Less accumulated depreciation	(4,995)

$17,053

4.	MANAGEMENT AGREEMENTS

The Hotel is managed by MII pursuant to a long-term management agreement, which expires on December 31, 2009, with five successive renewal options of ten years each. Pursuant to the terms of the management agreement, the manager earns a base management fee of 3% of hotel sales and 20% of net house profit as an incentive management fee. Payment of the incentive management fee is limited by available cash flow as defined in the management agreement. Incentive management fees of approximately $284,000 for 2005 were deferred because the available cash flow as defined, was less than 20% of net house profit.

MARRIOTT AT RESEARCH TRIANGLE PARK
NOTES TO COMBINED FINANCIAL STATEMENTS
The management agreement provides for the establishment of a property improvement fund to cover the cost of replacements and renewals of furniture and fixtures at the Hotel. Contributions to the property improvement fund are based on 6% of Hotel sales. Contributions to the property improvement fund for the fiscal year ended December 30, 2005 were approximately $589,000.

Host LP maintains a commingled property improvement fund on behalf of various hotels owned directly or indirectly by Host LP and managed by MII. Expenditures from the property improvement fund on the Hotel’s behalf have exceeded contributions to the property improvement fund by the Hotel as of December 30, 2005. As such, the amount by which expenditures have exceeded contributions for the Hotel is included in “Property improvement fund — Due to Host LP” on the balance sheet as of December 30, 2005.

5.	TRS LEASE

The TRS, as the lessee of the Hotel (Lessee), is responsible for paying all of the expenses of operating the Hotel, including all personnel costs, utility costs and general repair and maintenance of the Hotel. The Lessee is also responsible for all fees payable to MII, including base and incentive management fees and chain service payments, with respect to periods covered by the term of the lease. The Lessee is not obligated to bear the cost of any capital improvements or capital repairs to the Hotel or the other expenses borne by Host LP such as real estate taxes, personal property taxes, casualty insurance on the Hotel, required expenditures for replacement of furniture and fixtures (including maintaining the property improvement fund) and capital expenditures. The tax provision recognized in these combined financial statements is based upon the pre-tax income of the TRS. The Hotel does not have deferred tax assets or deferred tax liabilities as of December 30, 2005.

6.	SUBSEQUENT EVENTS

On February 24, 2006, Ashford purchased Host LP’s rights, title and interest in the Hotel for approximately $28 million.

In connection with the sale of the Hotel to Ashford, the management agreement with MII was terminated and Ashford engaged Remington Lodging and Hospitality, L.P. (Remington) to manage the Hotel. The initial term of the management agreement with Remington is ten years and expires on February 25, 2016, with extensions at Remington’s option for three successive seven-year terms and one four-year term. There were no cancellation costs associated with the termination of the management agreement with MII.

Pursuant to the terms of the agreement, Remington earns a base management fee of the greater of $10,000 or 3% of gross revenues annually and an incentive management fee, which is calculated as the lesser of 1% of gross revenues or the amount that Gross Operating Profit (as defined in the management agreement) exceeds Budgeted Gross Operating Profit.

The management agreement also provides for the establishment of a property improvement fund to cover the cost of replacements and renewals of furniture and fixtures at the Hotel. Contributions to the property improvement fund are based on 4% of gross revenues.

Additionally, MII entered into a franchise agreement with Ashford upon their purchase of the Hotel. The initial term of the franchise agreement is 20 years, expiring on February 25, 2026. MII earns fees from Ashford under the agreement as follows: (i) an initial fee of $82,500 at inception of the agreement (ii) a franchise fee of 6% of gross room revenues and 3% of gross food and beverage revenues and (iii) advertising, promotion, sales and marketing fees of 1% of gross room sales and additional costs of centralized advertising or marketing programs used for all MII branded hotels.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
Management prepared the following pro forma financial statements, which are based on the historical consolidated financial statements of Ashford Hospitality Trust, Inc. (the “Company”) and adjusted to give effect to several acquisitions completed after December 31, 2004 and the related debt and equity offerings to fund those acquisitions, as discussed below, as if such transactions occurred at the beginning of the periods presented.
On March 16, 2005, the Company acquired 21 hotel properties and an office building from selling entities controlled by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros, which collectively owned approximately 78% of the acquired properties, and certain members of the Company’s senior management, whom collectively owned approximately 22% of the acquired properties, for approximately $250.0 million. The $250.0 million purchase price consisted of approximately $35.0 million in cash, approximately $164.7 million in assumed mortgage debt, and approximately $50.3 million worth of limited partnership units, which equates to 4,994,150 units based on $10.07 per share, which represents the average market price of the Company’s common stock for the 20-day period ending five business days before signing a definitive agreement to acquire these properties on December 23, 2004. Company management received their net consideration for the acquisition in the form of limited partnership units, whereas the third parties received 50% of their consideration in limited partnership units and 50% in cash. The Company used proceeds from its sale of Series B cumulative convertible redeemable preferred stock on December 30, 2004, from its follow-on public offering on January 20, 2005, and from a $15.0 million draw on its $60.0 million credit facility on March 16, 2005 to fund the acquisition of these properties.
On March 22, 2005, the Company acquired the Hilton Santa Fe hotel property in Santa Fe, New Mexico, from Santa Fe Hotel Joint Venture for approximately $18.2 million in cash. The Company used proceeds from borrowings and its follow-on public offering on January 20, 2005 to fund this acquisition.
On June 17, 2005, the Company acquired a 30-property hotel portfolio from CNL Hotels and Resorts, Inc. for approximately $465.0 million in cash. To fund this acquisition, the Company used proceeds from several sources, including: its $370.0 million mortgage loan executed on June 17, 2005, approximately $65.0 million from the issuance of 6,454,816 shares of Series B convertible redeemable preferred stock to a financial institution on June 15, 2005, and cash remaining from its follow-on public offering on April 5, 2005.
On October 28, 2005, the Company acquired the Hyatt Dulles hotel property in Herndon, Virginia, from Dulles Airport, LLC for approximately $72.5 million in cash. The Company used proceeds from borrowings to fund this acquisition, including a portion of its $210.8 million mortgage loan executed on October 13, 2005 and its $45.0 million mortgage loan executed on October 28, 2005.
On January 25, 2006, in a follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.6 million. The 12,107,623 shares issued include 1,507,623 shares sold pursuant to an over-allotment option granted to the underwriters. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility, due August 17, 2008, on January 31, 2006, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan, due October 10, 2007, on February 9, 2006, and the acquisition of the Marriott at Research Triangle Park hotel property on February 24, 2006 for $28.0 million, as discussed below.
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park hotel property in Durham, North Carolina, from Host Marriott Corporation for approximately $28.0 million in cash. The Company used proceeds from its sale of two hotels on January 17, 2006 and its follow-on public offering on January 25, 2006 to fund this acquisition.
The following consolidated pro forma financial statements should be read in conjunction with the Company’s Form 8-K filed with the Securities and Exchange Commission on February 27, 2006, which announced the completion of the acquisition of the Marriott at Research Triangle Park, the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2005, which are incorporated by reference in the Company’s Form 10-K, filed March 14, 2006, and the financial statements and notes thereto related to the Marriott at Research Triangle Park included elsewhere in this Form 8-K/A. In the Company’s opinion, all significant adjustments necessary to reflect this acquisition and related equity offering have been made.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Balance Sheet
As of December 31, 2005
(In Thousands)
(Unaudited)

		(a)		(b)		(c)		(d)
		Marriott RTP		Marriott RTP		Public		Debt
	Historical	Historical		Acquisition		Offering		Paid Down		Pro Forma
	December 31,	Balance		Pro Forma		Pro Forma		Pro Forma		December 31,
	2005	Sheet		Adjustments		Adjustments		Adjustments		2005
Assets
Investment in hotel properties, net	$1,066,962	$17,053	(a)	$11,147	(1)	$—		$—		$1,095,162
Cash and cash equivalents	57,995	541	(a)	(29,066	)(1)	128,600	(2)	(105,000	)(3)	53,070
Restricted cash	27,842	—		—		—		—		27,842
Accounts receivable, net of allowance	21,355	140	(a)	195	(1)	—		—		21,690
Inventories	1,186	54	(a)	(24	)(1)	—		—		1,216
Assets held for sale	157,579	—		—		—		—		157,579
Notes receivable	108,305	—		—		—		—		108,305
Deferred costs, net	14,046	—		83	(1)	—		—		14,129
Prepaid expenses	9,662	—		4	(1)	—		—		9,666
Intangible assets, net	4,014	—		—		—		—		4,014
Other assets	1,181	45	(a)	(17	)(1)	—		—		1,209
Due from hotel managers	12,750	—		—		—		—		12,750

Total assets	$1,482,877	$17,833		$(17,678)		$128,600		$(105,000)		$1,506,632

Liabilities and Owners’ Equity
Indebtedness	$908,623	$—		$—		$—		$(105,000	)(3)	$803,623
Capital leases payable	453	—		—		—		—		453
Accounts payable	9,984	201	(a)	(114	)(1)	—		—		10,071
Accrued expenses	21,054	227	(a)	(159	)(1)	—		—		21,122
Other liabilities	—	39	(a)	(39	)(1)	—		—		—
Dividends payable	13,703	—		—		—		—		13,703
Deferred income	729	—		—		—		—		729
Due to affiliates	7,039	1,443	(a)	(1,443	)(1)	—		—		7,039

Total liabilities	961,585	1,910		(1,755)		—		(105,000)		856,740

Commitments & contingencies	—	—		—		—		—		—
Minority interest	87,969	—		—		—		—		87,969
Preferred stock — Series B	75,000	—		—		—		—		75,000

Preferred stock — Series A	23	—		—		—		—		23
Common stock	438	—		—		121	(2)	—		559
Additional paid-in capital	403,919	—		—		128,479	(2)	—		532,398
Unearned compensation	(4,792)	—		—		—		—		(4,792)
Accumulated other comprehensive income loss	1,372	—		—		—		—		1,372
Accumulated deficit	(42,637)	15,923	(a)	(15,923	)(1)	—		—		(42,637)

Total owners’ equity	$358,323	$15,923		$(15,923)		$128,600		$—		$486,923

Total liabilities and owners’ equity	$1,482,877	$17,833		$(17,678)		$128,600		$(105,000)		$1,506,632

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma balance sheet.
Explanation of pro forma adjustments:
(a)	Represents the Marriott at Research Triangle Park historical Balance Sheet at December 30, 2005.

(b)	Represents pro forma adjustments to reflect the acquisition of the Marriott at Research Triangle Park on February 24, 2006.

(c)	Represents pro forma adjustments to reflect the follow-on public offering on January 25, 2006.

(d)	Represents pro forma adjustments to reflect the pay down of debt with proceeds from the public offering completed on January 25, 2006.

(1)	Represents management’s estimate of the allocation of the purchase price, including closing costs.

(2)	Represents cash received and common shares issued from the public offering completed January 25, 2006.

(3)	Represents the pay down of debt with proceeds from the public offering completed on January 25, 2006.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2005
(In Thousands, Except Per Share Amounts)
(Unaudited)

		(a)		(b)		(c)
		Miscellaneous		Marriott		Marriott		(d)		Adjusted
	Historical	Acquisitions		RTP		RTP		Debt		Pro Forma
	December 31,	Pro Forma		Historical		Pro Forma		Pro Forma		December 31,
	2005	Adjustments		Income Statement		Adjustments		Adjustments		2005

Revenue
Rooms	$250,571	65,546	(4)	7,219	(6)	—		—		$323,336
Food and beverage	52,317	12,155	(4)	2,384	(6)	—		—		66,856
Other	14,181	2,157	(4)	225	(6)	—		—		16,563

Total hotel revenue	317,069	79,858		9,828		—		—		406,755

Interest income from notes receivable	13,323	—		—		—		—		13,323
Asset management fees	1,258	—		—		—		—		1,258

Total Revenue	331,650	79,858		9,828		—		—		421,336

Expenses
Hotel operating expenses
Rooms	56,991	14,513	(4)	1,752	(6)	—		—		73,256
Food and beverage	39,711	8,710	(4)	1,666	(6)	—		—		50,087
Other direct	5,420	862	(4)	234	(6)	—		—		6,516
Indirect	99,804	19,567	(4)	2,727	(6)	128	(7)	—		122,226
Management fees	11,547	4,179	(4)	734	(6)	(439	)(8)	—		16,021
Property taxes, insurance, and other	17,248	4,005	(4)	338	(6)	—		—		21,591
Depreciation & amortization	30,286	11,407	(5)	877	(6)	434	(5)	—		43,004
Corporate general and administrative	14,523	—		—		—		—		14,523

Total Operating Expenses	275,530	63,243		8,328		123		—		347,224

Operating Income	56,120	16,615		1,500		(123)		—		74,112

Interest income	1,027	—		—		—		—		1,027
Interest expense and amortization and write-off of loan costs	(44,207)	—		—		—		(10,475	)(9)	(54,682)
Loss on debt extinguishment	(10,000)	—		—		—		—		(10,000)

Net Income (Loss) before Minority Interest and Income Taxes	2,940	16,615		1,500		(123)		(10,475)		10,457

Income tax benefit (expense)	2,650	(355	)(1)	(331	)(6)	307	(1)	—	(1)	2,271
Minority interest	(1,159)	(3,255	)(3)	—		(273	)(3)	2,116	(3)	(2,571)

Net Income (Loss) from Continuing Operations	4,431	13,005		1,169		(89)		(8,359)		10,157
Income from discontinued operations	7,473	6,590	(4)	—		—		—		14,063
Income taxes related to discontinued operations	(2,467)	(1,551	)(3)	—		—		—		(4,018)

Net Income (Loss)	$9,437	18,044		1,169		(89)		(8,359)		$20,202

Preferred dividends									(10)	(11,908)

Net Income Applicable to Common Shareholders										$8,294

Basic and diluted:
Income from continuing operations per share available to common shareholders										$(0.03)

Income from discontinued operations per share										$0.18

Net income per share available to common shareholders										$0.15

Weighted average shares outstanding										$55,253

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.
Explanation of pro forma adjustments:
(a)	Represents pro forma adjustments to reflect the below acquisitions and related debt and equity offerings as if such transactions occurred at the beginning of the period presented.
1)	acquisition of FGS Properties on March 16, 2005

2)	acquisition of Hilton Santa Fe on March 22, 2005

3)	acquisition of CNL Properties on June 17, 2005

4)	acquisition of Hyatt Dulles on October 28, 2005
(b)	Represents the historical Statement of Operations for the Marriott at Research Triangle Park for the year ended December 30, 2005.

(c)	Represents pro forma adjustments to reflect the acquisition of the Marriott at Research Triangle Park on February 24, 2006 as if such transaction occurred at the beginning of the period presented.

(d)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents 20.20% of the net income (loss) before minority interest.

(4)	Represents the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents additional depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(6)	Represents the historical audited financial statements of Marriott at Research Triangle Park.

(7)	Represents miscellaneous additional expenses expected to be incurred on a pro forma basis, including incentive management fees.

(8)	Represents a reduction in management fees expected to be incurred on a pro forma basis. Only base management fees shown here.

(9)	Represents additional interest expense associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented.

(10)	Represents pro forma dividends on Series A & B preferred stock as if such shares were outstanding the entire period presented.

EXHIBITS
23.1 Independent Accountants’ Consent

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2006

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID J. KIMICHIK
David J. Kimichik
Chief Financial Officer